Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Financial Security Assurance Holdings Ltd.:

We consent to the incorporation by reference in the Registration Statements, as amended, of Financial Security Assurance Holdings Ltd. and Subsidiaries on Form S-8 (File No. 33-78784)(1993 Equity Participation Plan), Form S-8 (File No. 33-92648)(Deferred Compensation Plan), Form S-3 (File No. 33-80769)(in connection with USW DECS and Forward Shares), and Form S-3 (File No. 333-34181)(Debt Securities and Common Stock) of:

      1. Our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Holdings Ltd. and Subsidiaries as of December 31, 1997 and 1996, and for each of three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on form 10-K for the fiscal year ended December 31, 1997;

      2. Our report dated January 24, 1997 on our audits of the financial statement schedule of Financial Security Assurance Holdings Ltd. and Subsidiaries, which report is included in this Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

      3. Our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in exhibit 99 to this Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


                                          /s/ COOPERS & LYBRAND L.L.P.
                                          ----------------------------
                                          COOPERS & LYBRAND L.L.P.


New York, New York
March 23, 1998